
                                   SCHEDULE A

                                      FUNDS

                                                      ANNUAL RATE OF
                                                      AVERAGE DAILY NET
  Series                                              ASSETS                  EFFECTIVE DATE


  --------------------------------------------------- -----------------       --------------
  First Trust ISE Global Copper Index Fund                      0.70%         March 5, 2010

  First Trust ISE Global Platinum Index Fund                    0.70%         March 5, 2010

  First Trust BICK Index Fund                                   0.70%         March 31, 2010
